UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6140 Plumas Street, Reno, Nevada		89519-6075
(Address of Principal Executive Offices)		(Zip Code)

(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ORA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 2.02.         Results of Operations and Financial Condition.

On February 25, 2020, Ormat Technologies, Inc. (the “Registrant” or the “Company”) reported its earnings for its first fiscal quarter and year ended December 31, 2019. A copy of the Registrant’s press release containing this information is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Registrant is making reference to non-GAAP financial measures in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Current Chief Executive Officer

On February 24, 2020, Isaac Angel, Chief Executive Officer of the Company, notified the Company of his decision to retire from his position as Chief Executive Officer of the Company, effective July 1, 2020. The Company’s Board of Directors (the “Board”) intends that Mr. Angel will join the Board as a director before his retirement as Chief Executive Officer. Mr. Angel will also remain employed at the Company through December 31, 2020 in order to assist with the transition. The Company has determined that Mr. Angel would not be entitled to compensation for his service as a Board member until the termination of his employment with the Company, and that his service as a non-executive member of the Board following such termination would be deemed to satisfy the service vesting requirements under his outstanding equity awards. Mr. Angel will not be eligible to receive equity awards for his service as a member of the Board until his outstanding equity awards are fully vested.

Appointment of Chief Executive Officer

On February 25, 2020, Doron Blachar, President and Chief Financial Officer of the Company, was appointed to serve as the Company’s Chief Executive Officer, effective July 1, 2020. Mr. Blachar will remain the President and Chief Financial Officer of the Company until May 10, 2020, at which point he will act as the Company’s President until assuming the role of Chief Executive Officer on July 1, 2020.

Mr. Blachar, 52, has served as the Company’s Chief Financial Officer since April 2013. From 2011 to 2013, Mr. Blachar served as a director of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the Chief Financial Officer of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

The Company intends to finalize compensation arrangements for Mr. Blachar prior to him assuming the role of Chief Executive Officer. The Company will disclose such arrangements once completed.

Appointment of Chief Financial Officer

On February 25, 2020, Assaf Ginzburg was appointed to serve as the Company’s Chief Financial Officer, effective May 10, 2020.

Mr. Ginzburg, 44, has served as Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) since March 2019, as an Executive Vice President of Delek since May 2009 and as a Vice President since February 2005. Previously, Mr. Ginzburg served as Delek’s Chief Financial Officer from January 2013 to June 2017. Since April 2012, Mr. Ginzburg served as an Executive Vice President of Delek Logistics GP, LLC, the general partner of Delek Logistic Partners, LP (the “General Partner”) and as a member of the board of directors of the General Partner. From January 2013 to June 2017, Mr. Ginzburg served as the Chief Financial Officer of the General Partner. Mr. Ginzburg also served as a member of the board of directors of Alon USA Energy, Inc. from May 2015 until its merger with a subsidiary of Delek in July 2017. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001.

The Company intends to finalize compensation arrangements for Mr. Ginzburg prior to him commencing the role of Chief Financial Officer. The Company will disclose compensation arrangements with Mr. Ginzburg once completed.

Item 9.01.          Financial Statements and Exhibits.

Exhibit	Description of Document
99.1	Press Release dated February 25, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: February 26, 2020